E

Exhibit 99.1

press information presse

November 8, 2006

TerreStar Networks Chooses Arianespace to Launch TerreStar I

Will be Largest Commercial Communications Satellite Ever Launched

Washington, D.C. – November 8, 2006 – Today, Arianespace and TerreStar Networks Inc., a subsidiary of Motient Corporation (MNCP) and an emerging North American mobile communications operator, signed a “Launch on Demand” contract for TerreStar I, which will be the largest commercial communications satellite ever launched into geostationary orbit.

“We are very proud of our role in the development of the TerreStar system,” said Jean-Yves Le Gall, Arianespace CEO. “Winning a contract from this pioneer in new communications technologies once again underscores the excellent service and solutions offered by Arianespace.”

The “Launch on Demand” contract between TerreStar and Arianespace, a first in the industry, provides for up to three dedicated launch vehicles and entitles TerreStar to a launch window for TerreStar I, commencing November 2007. The contract includes options for two additional launch vehicles, which TerreStar may assign to affiliates for operations in Europe or elsewhere. TerreStar I will be launched into geostationary transfer orbit by an Ariane 5 from the Guiana Space Center, Europe’s Spaceport in Kourou, French Guiana.

Commenting on the signing, Robert H. Brumley, President and CEO said, “We made the strategic decision to execute a firm, fixed-price contract for launch vehicles with Arianespace to avoid preemption by priority customers. Arianespace’s success record and professional reputation were the key differentiators that led us to choose them for this critical mission. This partnership will help bring the next evolution in mobile communications to the North American and European markets and is further demonstration of TerreStar’s continued commitment to meet its regulatory requirements and business objectives.”

This is the 277th launch contract won by Arianespace since being founded in March 1980. TerreStar I is currently under construction by Space Systems/Loral (SS/L) in Palo Alto, California and will be the 33rd platform built by SS/L to be launched by Arianespace. TerreStar I will offer up to 500 spotbeams and a design life exceeding 15 years.

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Pour plus d'informations, rendez-vous sur For more information, visit us on	www.arianespace.com	Mario de Lépine Evry, France Tel : +33 1 60 87 60 15/63 07 Fax : +33 1 60 87 63 04	Aaron Lewis Washington D.C. U.S.A. Tel : +1 202 628-3936 Fax : +1 202 628-3949	Richard Bowles Singapore Tel : +65 6223 6426 Fax : +65 6223 4268	Jacques Roelandts Tokyo, Japan Tel : +81 3 3592-2766 Fax : +81 3 3592-2768	Claudia Hoyau Kourou, French Guiana Tel : +594 59433 68 78 Fax : +594 59433 62 66

About Arianespace

Arianespace (www.arianespace.com) is the commercial launch services leader, holding more than 50 percent of the world market for satellites to geostationary transfer orbit (GTO). Created in 1980 as the first commercial space transportation company, Arianespace has signed contracts for a total of 277 satellite payloads.

al of 277 satellite payloads.

About TerreStar Networks Inc.

TerreStar Networks Inc. (www.terrestar.com) plans to build, own and operate North America's first next-generation integrated mobile satellite and terrestrial communications network that will provide universal access and tailored applications throughout North America over conventional wireless devices.

With a first-to-market launch strategy in 2008, TerreStar expects to offer customer-designed products and applications over a fully optimized 4G IP network.

About Motient Corporation

Motient (MNCP) is the controlling shareholder of TerreStar Networks Inc. and a minority shareholder of Mobile Satellite Ventures LP. For additional information on Motient, please visit the company's website at www.motient.com.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of Motient, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. MOTIENT ASSUMES NO obligation to update or supplement such forward-looking statements.

Press Contacts :

For Arianespace

Aaron Lewis

202.628.3936

For TerreStar Networks Inc.

Julie Cram

703.346.9899

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